Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of June, 1, 2017, between

Fidelity Management & Research Company

and

FMR Investment Management (U.K.) Limited

Name of Trust	Name of Portfolio	Effective Date
Fidelity Advisor Series I	Fidelity Advisor Series Equity Growth Fund	03/19/2014
Fidelity Contrafund	Fidelity Advisor Series Opportunistic Insights Fund	09/19/2012
Fidelity Contrafund	Fidelity Series Opportunistic Insights Fund	09/19/2012
Fidelity Devonshire Trust	Fidelity Advisor Series Equity-Income Fund	09/19/2012
Fidelity Devonshire Trust	Fidelity Advisor Series Stock Selector Large Cap Value Fund	09/19/2012
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	09/17/2008
Fidelity Devonshire Trust	Fidelity Series Equity-Income Fund	09/19/2012
Fidelity Devonshire Trust	Fidelity Series Stock Selector Large Cap Value Fund	09/19/2012
Fidelity Hastings Street Trust	Fidelity Advisor Series Growth & Income Fund	09/19/2012
Fidelity Hastings Street Trust	Fidelity Series Emerging Markets Debt Fund	01/19/2011
Fidelity Hastings Street Trust	Fidelity Series Growth & Income Fund	09/19/2012
Fidelity Summer Street Trust	Fidelity Series Floating Rate High Income Fund	01/19/2011
Fidelity Summer Street Trust	Fidelity Series High Income Fund	01/19/2011
Fidelity Investment Trust	Fidelity Series Canada Fund	08/15/2017
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	09/17/2008
Fidelity Investment Trust	Fidelity Series International Growth Fund	09/16/2009
Fidelity Investment Trust	Fidelity Series International Small Cap Fund	09/16/2009
Fidelity Investment Trust	Fidelity Series International Value Fund	09/16/2009
Fidelity Puritan Trust	Fidelity Series Intrinsic Opportunities Fund	09/19/2012
Fidelity Securities Fund	Fidelity Series Real Estate Equity Fund	06/15/2011
Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	01/19/2011
Fidelity Securities Fund	Fidelity Series Small Cap Opportunities Fund	07/17/2008

Agreed and Accepted

as of August 28, 2017

Fidelity Management & Research Company	FMR Investment Management (U.K.) Limited

By:

/s/Harris Komishane

By:

/s/Mark D. Flaherty

Name:

Harris Komishane

Name:  Mark D. Flaherty

Title:

Treasurer

        Title:    Director